Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company Contract Owners of Jackson National Separate Account I: We consent to the use of our reports on the financial statements of each Investment Division within Jackson National Separate Account I dated March 29, 2018, included herein and to the reference to our firm under the heading “Services” in the Statements of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement of Jackson National Separate Account I. /s/KPMG LLP Chicago, Illinois April 23, 2018

Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company and Subsidiaries: We consent to the use of our report on the financial statements of Jackson National Life Insurance Company and Subsidiaries, dated March 8, 2018, included herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, as part of the Post-Effective Amendment to the Form N-4 Registration Statement. /s/KPMG LLP Columbus, Ohio April 23, 2018